Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces Third Quarter 2008 Financial Results

Third quarter revenue was a record $57.7 million, a 117% increase;

Billable transactions processed was a record 469 million, a 63% increase;

Company raises guidance for second consecutive quarter.

MOUNTAIN VIEW, Calif. – October 23, 2008 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its third quarter ended September 30, 2008.

•	Third quarter revenue was a record $57.7 million, a 117% increase compared to $26.5 million in the same period the previous year, which was prior to the Company’s acquisition of Authorize.Net.

•

On a GAAP basis, net income for the third quarter of 2008 was $207,000 and earnings per share was breakeven, compared to net income of $347,000 or $0.01 earnings per share in the third quarter of 2007.

•

Non-GAAP net income was $11.7 million, a 238% increase compared to $3.5 million for the third quarter of 2007. Non-GAAP earnings per share was $0.16, a 78% increase compared to $0.09 per share for the third quarter of 2007. Non-GAAP net income excludes stock-based compensation expense, the reduction in the deferred tax asset valuation allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain historical GAAP to non-GAAP measures is attached.

•

During the third quarter, CyberSource processed a record 469 million billable transactions, a 63% increase over the same period the previous year. The value of transactions processed was $27.5 billion, a 130% increase over Q3 2007.

•	CyberSource signed a record 27,000 new customers in the quarter increasing the active customer base to approximately 245,000.

“CyberSource had a very strong third quarter and has had excellent year-to-date results. These results reflect the power of the CyberSource value proposition and the benefit of our combination with Authorize.Net. Cash flow from operating activities was $15.8 million in the third quarter of 2008, up 202% compared to $5.2 million for the third quarter of 2007,” said Bill McKiernan, chairman and chief executive officer of CyberSource. “This quarter we signed approximately 27,000 new customers and 1,100 new acquiring customers which are the highest numbers in CyberSource’s history. Our ability to continue to attract new customers and cross-sell merchant acquiring are key measures of success for the Authorize.Net acquisition, and I am very pleased with the progress we have made in these areas.”

Business Highlights

•

International: CyberSource continues to see significant momentum outside the US. CyberSource’s European operations processed a record 103.0 million transactions in the third quarter, an increase of 87% over the same period last year. The Company’s European business represents about 7% of revenue and includes revenue generated by merchants domiciled outside the US. CyberSource’s Northern Ireland office is now operational and a core team of high caliber staff has already been hired to form the first product development team there.

•

Global acquiring: CyberSource generated approximately $20.1 million of global acquiring revenue during the third quarter, up 68% over the previous year. CyberSource added a record 1,100 new acquiring customers during the quarter, and now has a total of approximately 4,000 global acquiring customers.

•

Customers: CyberSource added approximately 27,000 new customers in the quarter, bringing its installed base of customers to approximately 245,000. New enterprise customer wins this quarter included DeBeers, Merrill Corporation, Puritan’s Pride, and Warner Brothers. Existing customers that added new services or renewed agreements during the quarter include: Agilent Technologies, Gucci Group, J.C. Penney, and Pacific Sunwear of California.

•

Channel Partners: CyberSource’s ISO and Affiliate Reseller Channel productivity remained strong during the quarter, with a record number of gross merchant setups from the channel. In the third quarter, CyberSource signed up over 60 new ISOs and over 350 new Affiliate Resellers. eCommerce continues to provide ISOs with opportunities to grow and expand their business beyond the slower growth card present market.

•

Small Business VAS: CyberSource’s small business team has been aggressively marketing and effectively cross-selling value-added services, improving the revenue per merchant that is generated from this segment. Customer penetration of these value-added services has been increasing. For example, adoption of the Automated Recurring Billing service jumped from 11% to 16% of the small business installed base since the beginning of this year; approximately 35,000 merchants are now using this service. Similarly, the Fraud Detection Suite is getting good traction, with an 11% adoption rate in the small business segment, up from 8% since the beginning of this year.

Nine-month financial highlights

Revenue for the nine-month period ended September 30, 2008 was $166.8 million compared to $71.6 million for the same nine-month period last year, an increase of 133%. GAAP net income was $695,000 or $0.01 per share for the nine months ended September 30, 2008, compared to $1.2 million or $0.03 per share for the same period last year. Non-GAAP net income was $34.5 million or $0.48 per share for the nine months ended September 30, 2008, compared to $8.9 million or $0.24 per share for the same period last year.

Stock buyback program

During the third quarter, we repurchased 197,625 shares of common stock at an average stock price of $14.51 per share under the $10 million stock repurchase plan that was approved by the Board of Directors in May 2008. Subsequent to quarter-end, the company repurchased an additional 507,300 shares of common stock at an average stock price of $14.06 per share.

Guidance for the fourth quarter and full year 2008

CyberSource is providing guidance for the fourth quarter of 2008 and full year 2008 based on information available as of October 23, 2008. Guidance does not take into account any further reductions in the company’s valuation allowance against its deferred tax assets, which would result in a tax benefit during the period of the reduction. CyberSource will continue to evaluate whether a further reduction is appropriate.

For the fourth quarter ending December 31, 2008:

•	Total revenue is expected to be between $58.7 and $59.2 million.

•	The company expects to process between 505 million and 510 million billable transactions.

•	GAAP gross profit is expected to be between $30.0 and $30.2 million, while GAAP operating expenses are expected to be between $29.4 and $29.6 million.

•	The company expects to record GAAP net income in the fourth quarter of $400,000 to $700,000 and net income per share of $0.01 based on a weighted average share count of 72.5 million shares.

•

Non-GAAP net income for the fourth quarter is expected to be between $11.4 and $11.7 million and non-GAAP earnings per share is expected to be $0.16 based on a weighted average share count of 72.5 million shares.

Despite the slowdown in the economy, CyberSource is raising its full year 2008 guidance based on its strong financial performance in the third quarter.

•	Total revenue for 2008 is expected to be between $225.5 and $226.0 million, versus previous guidance of between $220.0 and $225.0 million.

•	GAAP net income for 2008 is expected to be between $1.1 and $1.4 million, versus previous guidance of between $800,000 and $1.3 million.

•	GAAP earnings per share is expected to be $0.02, based on a weighted average share count of 72.5 million shares, versus previous guidance of $0.01 to $0.02.

•	Non-GAAP net income for the full year 2008 is expected to be between $45.9 and $46.2 million, versus previous guidance of between $45.0 and $46.2 million.

•	Non-GAAP earnings per share is expected to be between $0.63 and $0.64 based on a weighted average share count of 72.5 million shares, versus previous guidance of between $0.62 and $0.64 per share.

Public call/web cast details

CyberSource will host a public conference call today, October 23, 2008 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the third quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 65781765. A taped replay of this call will be available through November 30, 2008. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through January 31, 2009

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 245,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales, service, and development offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington, American Fork, Utah and Austin, Texas. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the deferred tax asset allowance, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended September 30, 2008, as presented in this release.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) strength of the third quarter results; (2) results reflecting strength of the eCommerce market and the power of the combined value proposition with Authorize.Net; (3) ability to attract new customers and cross-sell merchant acquiring being key measures of success of the Authorize.Net acquisition; (4) significant momentum outside of the U.S.; (5) the company continuing to provide ISOs with opportunities to grow and expand their business beyond slower growth card present market; (6) the small business team aggressively marketing and effectively cross-selling value-added services; and (7) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, earnings per share, and deferred tax assets. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, the risks inherent in integrating a newly-acquired business, the risks of failures, disruptions or illiquidity in the national and global banking, credit and financial systems and the impact of those risks on the company’s business, the risk of the economy, in general, and online economy, in particular, slowing down, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 11, 2008, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2008 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$57,693	$26,546	$166,772	$71,564
Cost of revenues	28,119	15,057	81,505	39,390

Gross profit	29,574	11,489	85,267	32,174
Operating expenses:
Product development	5,826	3,134	16,936	8,617
Sales and marketing	17,466	4,800	51,023	13,998
General and administrative	6,460	3,856	17,748	9,903

Total operating expense	29,752	11,790	85,707	32,518

Loss from operations	(178)	(301)	(440)	(344)
Other income, net	145	85	384	157
Interest income	346	791	1,104	2,186

Income before income taxes	313	575	1,048	1,999
Income tax provision	106	228	353	756

Net income	$207	$347	$695	$1,243

Basic net income per share	$—	$0.01	$0.01	$0.04

Diluted net income per share	$—	$0.01	$0.01	$0.03

Weighted average number of shares used in computing basic net income per share	69,444	35,215	69,157	35,167

Weighted average number of shares used in computing diluted net income per share	72,250	37,029	72,033	37,352

Non-GAAP Financial Metrics:
Gross profit	$32,669	$12,069	$94,087	$33,829
Operating expenses	$21,276	$9,460	$60,785	$27,186
Net income	$11,714	$3,462	$34,518	$8,928
Basic net income per share	$0.17	$0.10	$0.50	$0.25
Diluted net income per share	$0.16	$0.09	$0.48	$0.24

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP gross profit	$29,574	$11,489	$85,267	$32,174
Add FAS123R expense	428	220	1,175	600
Add depreciation expense	1,217	338	3,295	989
Add amortization of intangible assets	1,450	22	4,350	66

Non-GAAP gross profit	$32,669	$12,069	$94,087	$33,829

GAAP operating expenses	$29,752	$11,790	$85,707	$32,518
Less FAS123R expense	(1,958)	(1,326)	(5,995)	(4,089)
Less integration expense	—	(879)	—	(879)
Less depreciation expense	(470)	(114)	(1,302)	(329)
Less amortization of intangible assets	(5,719)	(11)	(17,155)	(35)
Less non-recurring charges	(329)	—	(470)	—

Non-GAAP operating expenses	$21,276	$9,460	$60,785	$27,186

GAAP net income	$207	$347	$695	$1,243
Add FAS123R expense	2,386	1,546	7,170	4,689
Add integration expense	—	879	—	879
Add non-cash tax provision (benefit)	(64)	205	81	698
Add depreciation expense	1,687	452	4,597	1,318
Add amortization of intangible assets	7,169	33	21,505	101
Add non-recurring charges	329	—	470	—

Non-GAAP net income	$11,714	$3,462	$34,518	$8,928

GAAP basic net income per share	$—	$0.01	$0.01	$0.04
Add FAS123R expense	0.03	0.04	0.10	0.13
Add integration expense	—	0.03	—	0.02
Add non-cash tax provision	—	0.01	—	0.02
Add depreciation expense	0.03	0.01	0.07	0.04
Add amortization of intangible assets	0.10	—	0.31	—
Add non-recurring charges	0.01	—	0.01	—

Non-GAAP basic net income per share	$0.17	$0.10	$0.50	$0.25

GAAP diluted net income per share	$—	$0.01	$0.01	$0.03
Add FAS123R expense	0.03	0.04	0.10	0.13
Add integration expense	—	0.02	—	0.02
Add non-cash tax provision	—	0.01	—	0.02
Add depreciation expense	0.03	0.01	0.06	0.04
Add amortization of intangible assets	0.10	—	0.30	—
Add non-recurring charges	—	—	0.01	—

Non-GAAP diluted net income per share	$0.16	$0.09	$0.48	$0.24

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$73,164	$40,393
Accounts receivable, net	16,149	15,503
Prepaid expenses and other current assets	4,721	4,189
Deferred income taxes	3,596	3,596

Total current assets	97,630	63,681
Property and equipment, net	16,492	10,664
Intangible assets, net	136,811	158,316
Goodwill	290,246	291,456
Non-current deferred income taxes	9,773	9,773
Other non-current assets	2,540	2,341
Restricted cash	1,543	1,516

Total assets	$555,035	$537,747

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,138	$613
Funds due to merchants	13,169	11,399
Other accrued liabilities	17,426	14,297
Deferred revenue	4,393	3,772
Accrued restructuring	677	904

Total current liabilities	36,803	30,985
Deferred revenue, less current portion	987	493
Other non-current liabilities	1,099	—
Accrued restructuring, less current portion	665	860
Other non-current tax liabilities	1,100	2,195

Total liabilities	40,654	34,533
Total stockholders’ equity	514,381	503,214

Total liabilities and stockholders’ equity	$555,035	$537,747

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$207	$347	$695	$1,243
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	7,169	33	21,505	101
Depreciation expense	1,687	452	4,597	1,318
Income on investment in joint venture	(62)	(59)	(161)	(142)
Stock-based compensation	2,386	1,546	7,170	4,689
Loss on disposal of property and equipment	—	—	—	8
Changes in operating assets and liabilities:
Accounts receivable	(594)	(223)	(646)	(1,444)
Prepaid expenses and other current assets	(350)	(265)	(532)	(1,036)
Deferred income taxes	—	234	—	727
Other non-current assets	1,212	56	1,145	109
Accounts payable	(130)	2,790	525	2,744
Accrued liabilities	3,859	218	3,806	1,913
Funds due to merchants	1,195	—	1,770	—
Deferred revenue	352	90	1,115	135
Other long-term tax liabilities	(1,181)	—	(1,095)	—

Net cash provided by operating activities	15,750	5,219	39,894	10,365
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,151)	(2,731)	(10,425)	(3,543)
Purchases of short-term investments	—	(22,490)	—	(58,358)
Maturities of short-term investments	—	30,111	—	66,442

Net cash provided by (used in) investing activities	(5,151)	4,890	(10,425)	4,541
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,610	1,050	6,996	3,213
Repurchase of common stock	(2,867)	(4,669)	(2,867)	(5,032)

Net cash provided by (used in) financing activities	(1,257)	(3,619)	4,129	(1,819)
Effect of exchange rate changes on cash	(824)	68	(827)	167

Increase in cash and cash equivalents	8,518	6,558	32,771	13,254
Cash and cash equivalents at beginning of period	64,646	28,397	40,393	21,701

Cash and cash equivalents at end of period	$73,164	$34,955	$73,164	$34,955